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                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

     The Fund Participation Agreement, entered into as of September 17, 1996, between Lincoln National Life Insurance Company, Dreyfus Variable Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund) (the "Agreement") is hereby amended as follows:

  1. Exhibit A to the Agreement is hereby amended in its entirely to read as attached hereto.

  2. All other terms and provisions of the Agreement not amended hereby shall remain unchanged, and in full force and effect.

  3. The effective date of this Amendment shall be May 1, 2003.

  IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed.

Lincoln National Life Insurance Company    Dreyfus Variable Investment Fund

By:   /s/ Rise' C. M. Taylor               By:   /s/ Steven F. Newman
   ---------------------------------          -------------------------------

Printed Name: Rise' C. M. Taylor           Printed Name: Steven F. Newman
             -----------------------                    ---------------------

Title:  Vice President                     Title:  Assistant Secretary
      ------------------------------             ----------------------------

The Dreyfus Socially Responsible Growth    Dreyfus Life and Annuity Index Fund,
Fund, Inc.                                 Inc. (d/b/a Dreyfus Stock Index Fund)

By:   /s/ Steven F. Newman                 By:   /s/ Steven F. Newman
   ---------------------------------          -------------------------------

Printed Name: Steven F. Newman             Printed Name: Steven F. Newman
             -----------------------                    ---------------------

Title:  Assistant Secretary                Title:  Assistant Secretary
      ------------------------------             ----------------------------

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                                    EXHIBIT A

    INSURANCE COMPANY SEPARATE ACCOUNT               PARTICIPATING FUND(S)

Lincoln National Variable Annuity Account L    Dreyfus Variable Investment Fund:
                                                      Small Cap Portfolio
                                                   Dreyfus Stock Index Fund